Exhibit 3.9

State of Delaware

Office of Secretary of State

I MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF CONCRETE PARTNERS, INC FILED IN THIS OFFICE ON THE TENTH DAY OF OCTOBER, A-D. 1991, AT 10:30 O’CLOCK P.M.

* * * * * * * * *

Michael Harkins, Secretary of State

AUTHENTICATION:	*3200390

DATE:	10/10/1991

CERTIFICATE OF INCORPORATION

OF

CONCRETE PARTNERS, INC.

1. The name of the corporation is Concrete Partners, Inc,

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company,

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organised under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is 1,000 and the par value of each of such shares is $1.03 amounting in the aggregate to $1,000.

5A. The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS
George R. Fox, III, sq.	Dickie, McCamey & Chilcote, P.C. Two PPG Place, Suite 400 Pittsburgh, PA 15222-5402.

5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows;

NAME	MAILING ADDRESS
Raymond S. Ohlis	Koppers Industries, Inc. 436 seventh Avenue Koppers Building Pittsburgh, PA 15219

Donald E. Davis	Koppers Industries, Inc. 436 seventh Avenue Koppers Building Pittsburgh, PA 15219

Randall D. Collin	Koppers Industries, Inc. 436 seventh Avenue Koppers Building Pittsburgh, PA 15219

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized;

When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of shareholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designed from time to time by the board of directors or in the by-laws of the corporation,.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is may act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this              day of October, 1991.